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                                                                  EXHIBIT 1




                                SPX CORPORATION
                            (a Delaware corporation)

                                  $260,000,000

                    ___% Senior Subordinated Notes due 2002


                               PURCHASE AGREEMENT



                                                              _________ __, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
WERTHEIM SCHRODER & CO. INCORPORATED
      c/o Merrill Lynch & Co.
      Merrill Lynch World Headquarters
      North Tower
      World Financial Center
      New York, New York  10281-1305

Ladies and Gentlemen:

                 SPX Corporation, a Delaware corporation (the "Company"), confirms its agreements with each of you (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $260,000,000 principal amount of its ____% Senior Subordinated Notes due 2002 (the "Securities") in the aggregate principal amounts as are set forth in Schedule A hereto opposite each of your names, except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The Securities are to be issued pursuant to an indenture dated as of ______ __, 1994 (said indenture, together with all exhibits thereto, is referred to herein as the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

                 Prior to the purchase and public offering of the Securities by the several Underwriters, the Company
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and the Underwriters shall enter into an agreement substantially in the form of
Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_________) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Pricing Agreement. The information, if any, included in such prospectus that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each form of prospectus used before the time such registration statement becomes effective, and any form of prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the Pricing Agreement is herein called a "preliminary prospectus." Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the Rule 430A Information, if any, deemed to be part thereof, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934

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Act"), or otherwise, are hereinafter referred to as the "Registration
Statement" and the "Prospectus," respectively, except that if the final prospectus first furnished to the Underwriters after the execution of the Pricing Agreement for use in connection with the offering of the Securities differs from the Prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                 The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective, the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                 Capitalized terms used herein and not otherwise defined are used herein as defined in the Indenture.

                 Section 1.    Representations and Warranties.

                   (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                       (i) At the time the Registration Statement becomes effective and at the





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       Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date and at the Closing Time referred to in Section 2 hereof, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus.

                       (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                       (iii) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates indicated and for the periods specified; except as otherwise specifically stated in the Registration Statement, said financial statements have been prepared in





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       conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The ratio of earnings to fixed charges and the pro forma financial information (including the notes thereto) included in the Registration Statement and the Prospectus (A) present fairly the information shown therein, (B) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the 1934 Act, and (C) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                        (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind decla red, paid or made by the Company or any of its subsidiaries on any class of its capital stock.





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                        (v) The Company has been duly incorporated and is
       validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to conduct its business as
       described in the   Prospectus and to enter into and perform its
       obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business or otherwise, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (vi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business or otherwise, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as specifically set forth in the Registration Statement or Prospectus, is owned by the Company, directly or through subsidiaries,





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       free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                        (vii) The authorized, issued and outstanding capital stock of the Company is as specifically set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans as described in the Prospectus; the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive rights of any stockholder of the Company.

                        (viii) Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws, (B) in violation of any law, rule, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, where such violation would have a material adverse effect on the condition, financial or otherwise, on the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (C) in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which defaults, singly or in the aggregate, might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, properties, assets, business affairs or





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       business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Pricing Agreement and the Indenture and the issuance and delivery of the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default (or an event, which with notice or lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

                        (ix) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent; and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.





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                        (x) The Company and its subsidiaries own or possess, or
       can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts that would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein); other than as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might reasonably be expected to result in any material adverse change in or effect on the condition, financial or otherwise, or in the earnings, properties,





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       assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might reasonably be expected to adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                        (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act.

                        (xiii) The Company and its subsidiaries possess such certificates, authorizations, approvals, orders, licenses and permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to own or lease their properties and to conduct the business now operated by them, except where the failure to so possess such certificates, authorizations, approvals, orders, licenses or permits would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authoriza-





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       tion, approval, order, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (xiv) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by the Company.

                        (xv) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                        (xvi) No default or event of default with respect to any Senior Indebtedness (as such term is defined in the Indenture) entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and each of the Company and its subsidiaries has duly performed or observed all material obligations, agreements, covenants or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Senior Indebtedness.

                        (xvii) All United States federal income tax returns of

       the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken or as to which adequate reserves have been provided. The United States Federal income tax returns of the Company and its subsidiaries on a consolidated basis through the fiscal year ended December 31, 1987 have been settled and no assessment in connec-





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       tion therewith has been made against the Company.  The Company and its subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law except insofar as the failure to file such returns, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (xviii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.





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                       (xix) The Company is, and immediately after the Closing
       Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair saleable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company does not have unreasonably small capital.

                        (xx) The Indenture has been duly authorized by the Company and, at Closing Time, will have been duly qualified under the 1939 Act and duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (B) general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity).

                        (xxi) The Securities have been duly authorized and, at ClosingTime, will have been duly executed by the Company, and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except as the enforcement thereof may be subject to (A) bankruptcy, insolven-





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       cy, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity), and will be in the form contemplated by the Indenture. In the event a Guarantor (as defined in the Indenture) shall execute and deliver a Guarantee (as defined in the Indenture) pursuant to and in accordance with Section of the Indenture, said Guarantee will, at the time of delivery, have been duly authorized, executed and delivered by the Guarantor and will be substantially in the form of the Senior Subordinated Guarantee included as Exhibit to the Indenture.

                        (xxii) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                        (xxiii) The Securities rank and will rank on a parity with all Senior Subordinated Indebtedness (as such term is defined in the Indenture) of the Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to all Subordinated Indebtedness (as such term is defined in the Indenture) of the Company that is outstanding on the date hereof or that may be incurred hereafter.

                        (xxiv) Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof, or as the same may hereafter be in effect, on the Closing Date.





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                        (xxv) The Company has not taken, directly or
       indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                        (xxvi) The Company and each of its subsidiaries has good and marketable title to all real and personal property described in the Prospectus as being owned by it and good title to a leasehold estate in the real and personal property described in the Prospectus as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions does not result in a material adverse effect upon the condition, financial or otherwise, or on the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (xxvii) Except as described in the Registration Statement and the Prospectus, (A) the operations of the Company and its subsidiaries have been and are now in compliance in all material respects with all applicable laws, (B) the Company and its subsidiaries have obtained all material environmental, health and safety permits, licenses and approvals necessary for their operation as presently conducted, (C) all such permits, licenses and approvals are in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions thereof, (D) with respect to any property currently or formerly owned, leased or operated by the Company or any of its subsidiaries, to the best of the Company's knowledge, the Company or such subsidiary is not subject to any material judicial or administrative proceedings or any material order from or agreement with any governmental authority, and neither the Company nor any of its





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
       subsidiaries has knowledge of any pending or threatened investigation by any governmental authority, relating to any material violation or alleged material violation of any environmental law, any release or threatened release of a hazardous substance into the environment, or any remedial action that may be necessary in connection with any such violation or release, and (E) to the best of the Company's knowledge there is no basis for any material claim, action, suit or investigation with respect to any environmental law.

                        (xxviii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, did not and will not contain an untrue statement of a mater ial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (xxix) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                 Section 2.    Sale and Delivery to Underwriters;
Closing.






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
                    (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in the Pricing Agreement, the aggregate principal amount of the Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof. If the Company elects to rely on Rule 430A, Schedule A may be attached to the Pricing Agreement.

                      (1) If the Company has elected not to rely upon Rule 430A, the initial public offering price and the purchase price to be paid by the several Underwriters for the Securities and certain other principal terms of the Securities, including the interest rate, have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus containing such price information will be filed before the Registration Statement becomes effective.

                      (2)    If the Company has elected to rely upon Rule
   430A, the initial public offering price of the Securities, the purchase price to be paid by the several Underwriters for the Securities and certain other principal terms of the Securities, including the interest rate, shall be agreed upon and set forth in the Pricing Agreement. In the event that such prices, interest rate and terms have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters, except that Sections 6 and 7 shall remain in effect.

                    (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (Chicago time) on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds payable to the order of the Company against delivery to the Underwriters for the respective accounts of the Underwriters of the Securities to be purchased by them. The Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least two business days before the Closing Time. The Securities will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to the Closing Time.

                 Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                    (a) The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for
additional information, (iv) of the issuance by the Commission of any   stop
order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for any such purpose, (v) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction and (vi) the initiation or threatening of any proceedings for any such purposes of which the Company becomes aware. The Company will make every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification, and, in the event of the issuance of a stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualifications, to make every reasonable effort to promptly obtain the lifting thereof.

                        (b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus) which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

                        (c) The Company will deliver to the Underwriters and counsel for the Underwriters two (2) signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriters may reasonably request.

                        (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the

1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                        (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                        (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                        (g) The Company will make generally available to its security holders (and shall deliver to the Underwriters) as soon as practicable, but not later than 50 days after the close of the period covered thereby, an earnings statement (in form satisfying the provisions of Section 11(a) of the 1933 Act and complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next fol-lowing the "effective date" (as defined in said Rule 158) of the Registration Statement.

                        (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                        (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                        (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to
Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                        (k) Until five years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

                        (l) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                        (m) For a period of 180 days following the date of this Agreement, the Company will not, without your prior written consent, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Securities).

                        (n) The Company will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, any preliminary prospectus and any "Blue Sky" memoranda, (ii) the typesetting, printing and distribution of this Agreement, the Pricing Agreement and the Indenture, (iii) the preparation, printing, issuance and delivery of the Securities to the Underwriters, and the fees and expenses of the Trustee (including the fees and disbursements of counsel for the Trustee), (iv) the fees and disbursements of the Company's counsel, accountants and any other experts or advisors retained by the Company,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fee of any filing for review of the offering with the National Association of Securities Dealers, Inc. relating to the Securities (including the reasonable fees, disbursements and charges of counsel for the Underwriters in connection therewith), (ix) the fees and expenses incurred in connection with the rating of the Securities by rating agencies, (x) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters) and (xi) expenses of the Company in connection with any meetings with prospective investors in the Securities.

                If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the several representations and warranties of the Company herein contained, to the accuracy of statements of the Company or any of its subsidiaries made in any certificate pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following further conditions:

                    (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Underwriters, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as you may approve in writing; and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

                    (b) At Closing Time, the Underwriters shall have received:

                      (1) The favorable opinion, dated as of Closing Time, of Gardner, Carton & Douglas, counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                        (ii) The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the Pricing Agreement and the Indenture.

                        (iii) The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (B) general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity).

                       (iv) The Indenture has (A) been duly and validly authorized, executed and delivered by the Company and (B) is duly qualified under the 1939 Act, and (assuming the due authorization, execution and delivery by the Trustee), constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
       (2) general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity).

                        (v) This Agreement and the Pricing Agreement have each been duly authorized by all requisite corporate action, executed and delivered by the Company.

                        (vi) The Registration Statement is effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission.

                        (vii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the Statement of Eligibility and Qualification of the Trustee on Form T-1 and the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                        (viii) Each document filed pursuant to the 1934 Act (other than the operating statistics, financial statements and supporting schedules and other financial data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                        (ix) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                        (x) To their knowledge, there are no legal or governmental actions, suits or proceedings of any nature pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                       (xi) To their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other arrangements or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct in all material respects.

                       (xii) To their knowledge, no default with respect to any Senior Indebtedness entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the Refinancing (as defined in the Prospectus) or the consummation of the transactions contemplated hereby or thereby.

                       (xiii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities law and the qualification of the Indenture under the 1939 Act; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture and issuance and delivery of the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default (or event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, loan agreement, note, material lease or contract or other material instrument, known to such counsel after due inquiry, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree, order or judgment.

                        (xiv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus); the shares of issued and outstanding common stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable.

                        (xv) To their knowledge, the Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                      (2)    The favorable opinion, dated as of
   Closing Time, of James M. Sheridan, Vice President-Administration and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                        (ii) The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the Pricing
       Agreement and the Indenture.

                        (iii) To such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, properties, assets or business affairs of the Company and its subsidiaries considered as one enterprise.

                        (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, properties, assets or business affairs of the Company and its subsidiaries considered as one enterprise; all the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                        (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable.

                        (vi) The Registration Statement is effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission.

                        (vii) Each document filed pursuant to the 1934 Act (other than the operating statistics, financial statements and supporting schedules and other financial data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                        (viii) To such counsel's knowledge, there are no legal or governmental actions, suits or proceedings of any nature pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental actions, suits or proceedings of any nature to which the Company or any subsidiary is a party or to which any of their property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                        (ix) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other arrangements or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation thereunder.

                       (x) To such counsel's knowledge, no default with respect to any Senior Indebtedness entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the Refinancing or the consummation of the transactions contemplated hereby and thereby, and the Company has duly performed or observed all material obligations, agreements, covenants, or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Senior Indebtedness.

                       (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities law and the qualification of the Indenture under the 1939 Act; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture and the issuance and delivery of Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default (or event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, loan agreement, note, material lease or contract or other material instrument, known to such counsel after due inquiry, to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                     (3) The favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, with respect to the incorporation and legal existence of the Company, the Notes, this Agreement, the Indenture, the Registration Statement, the Prospectus and such other related matters as you may require.

                     (4)    In giving their opinions required by subsections
   (b)(1), (b)(2) and (b)(3), respectively, of this Section, Gardner, Carton & Douglas, James M. Sheridan and Skadden, Arps, Slate, Meagher & Flom shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the Trustee's Statement of Eligibility and Qualification under the 1939 Act and the financial statements and schedules and other financial data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the Trustee's Statement of Eligibility and Qualification under the 1939 Act and the financial statements and schedules and other financial data included or incorporated by reference therein, as to which counsel need make no statement), at the Representation Date or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (c) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the

1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending, or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries before or by any government, governmental instrumentality or court, domestic or foreign, that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture) and (vi) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President and the Secretary of the Company, dated as of the Closing Time, to such effect.

                    (d) At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen & Co. a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations;
(iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the December 31, 1993 balance sheet included in the Registration Statement or, during the period from December 31, 1993 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) they do not express any opinion on the Pro Forma Consolidated Financial Information (the "Pro Forma Information") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Information; however, for purposes of such letter they have: (A) read the Pro Forma Information; (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Registration Statement does not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the statement; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter, excluding any questions of legal interpretation.

                   (e) At Closing Time, the Underwriters shall have received from Arthur Andersen & Co. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time and, if the Company has elected to rely on Rule 430A, to the further effect that they have carried out procedures as specified in clause (v) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

                   (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and all opinions and certificates mentioned above or elsewhere in this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                   (g) At Closing Time, the Securities shall be rated at least [ ] by Moody's Investors Service, Inc. and [ ] by Standard & Poor's Corporation, and the Company shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities.

                   (h) On or prior to the Closing Time, (i) the Initial Transactions (as defined in the Registration Statement) contemplated by the
Registration Statement under "Capitalization" shall have been   finally
completed, (ii) the Company shall have repaid or cause to be repaid all amounts outstanding or otherwise due and owing (whether principal, premium, interest or other fees or charges) under the Credit Agreement dated as of May 30, 1989, among SPT, the banks named therein and Chemical Bank, as Agent, and (iii) SPT shall have issued an irrevocable Notice of Redemption with respect to the SPT Debentures (as defined in the Registration Statement) pursuant to the Indenture and shall have irrevocably deposited with the Trustee as trust funds in trust an amount sufficient to satisfy and discharge its obligations under the Indenture pursuant to the terms thereof.

                If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall remain in effect.

                Section 6.    Indemnification.

                   (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any

Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                        (i) against any and all loss, liability, claim , damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                        (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of one counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                    (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                    (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel for all indemnified parties separate from their own counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liability, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and (b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                Section 9.    Termination of Agreement.

                   (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration State-ment, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, assets, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or Illinois authorities.

                   (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall remain in effect.

                   (c) This Agreement may also terminate pursuant to the provisions of Section 10(b) with the effect stated in such section.

                 Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Underwriters shall have the right but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

                    (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                    (b) if the number of Defaulted Securities exceeds 10% of the number of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this
Section 10.

                 Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201 and at 233 S. Wacker Drive, 55th Floor, Chicago, Illinois 60606, attention of Brad F. England, Managing Director; notices to the Company shall be directed to it at 700 Terrace Point Drive, Muskegon, Michigan 49443- 3301, attention of James M. Sheridan.

                 Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                                 Very truly yours,


                                                 SPX CORPORATION


                                                 By: _________________________
                                                     Name:
                                                     Title:




CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
WERTHEIM SCHRODER & CO. INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith Incorporated



By:___________________________
   Name:
   Title:

                                   SCHEDULE A


                                                                   Aggregate Principal
                                                                        Amount of
     Name of Underwriter                                                Securities
     -------------------                                            ------------------
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated  . . . . . . . . . . . . . . . . . . . . . .       $

Donaldson, Lufkin & Jenrette
  Securities Corporation  . . . . . . . . . . . . . . . . . . . .

Wertheim Schroder & Co.
  Incorporated . . . . . . . . . . . .

                 Total                                                  $
                                                                        ------------
                                                                        ------------

                                                                       EXHIBIT A


                                SPX CORPORATION
                            (a Delaware corporation)

                                  $260,000,000

                     __% Senior Subordinated Notes due 2002


                               PRICING AGREEMENT


                                                              _________ __, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
WERTHEIM SCHRODER & CO. INCORPORATED
      c/o Merrill Lynch & Co.
      Merrill Lynch World Headquarters
      North Tower
      World Financial Center
      New York, New York 10281-1305

Ladies and Gentlemen:

                 Reference is made to the Purchase Agreement, dated _________ __, 1994 (the "Purchase Agreement"), between SPX Corporation and you, relating to the purchase by you of $260,000,000 principal amount of the Company's __% Senior Subordinated Notes due 2002 (the "Securities").

                 Pursuant to Section 2 of the Purchase Agreement, the Company agrees with you as follows:

                          1. The initial public offering price for the Securities, determined as provided in said Section 2, shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                          2. The purchase price for the Securities to be paid by the Underwriters shall be __% of the principal amount thereof.

                          3.  The interest rate on the Securities shall be __%
per annum.

                          4.  The Securities will mature on               ,
2002.

                          5.  The redemption prices to be supplied on page
of the Prospectus (and correspondingly in the Indenture) shall be:

                 Year                                                    Redemption Price
                 ----                                                    ----------------
                 1998 . . . . . . . . . . . . . . . . . . . . . . .              %
                 1999 . . . . . . . . . . . . . . . . . . . . . . .              %
                 2001 and thereafter  . . . . . . . . . . . . . . .          100 %


                 The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement are accurate as though expressly made at and of the date hereof.

                 This Agreement shall be governed by the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                                 Very truly yours,

                                                 SPX CORPORATION



                                                 By___________________
                                                   Title



CONFIRMED AND ACCEPTED:
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
WERTHEIM SCHRODER & CO. INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith Incorporated



      By: ___________________
           Title:  Director